As filed with the Securities and Exchange Commission on September 21, 2015, Registration No. ____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Concept Holding Corp.

(Name of registrant as specified in its Charter)

Nevada	87-0363526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4685 S. Highland Drive, Suite 202, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (801) 278-9424

Securities to be registered under Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which Each class is to be registered

None	None

Securities to be registered under Section 12(g) of the Act:  Common Stock, par value $0.001 per share

                                                                                                              (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Concept Holding Corp.

FORM 10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains certain forward-looking statements with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management. Statements in this Form 10 that are not historical facts are hereby identified as “forward-looking statements.”

In this Form 10, references to “Concept Holding Corp.,” “Concept Holding,” “Concept.” the “Company,” “we,” “us,” “our” and words of similar import, refer to Concept Holding Corp., the Registrant.

Item 1.  Business

Organization and Corporate History

Concept Holding Corp. was originally incorporated under the laws of the State of Utah on May 20, 1980.  In 2014, Concept Holding changed its domicile to Nevada.  Concept Holding operated several businesses since its formation but terminated its last operation and has been looking for a new business opportunity.

The Company originally operated under the name of Dayne Weiss and Associates, Inc. and performed landscaping and yard care services until March 31, 1982 at which time the Company’s management decided to use the remaining assets to liquidate all remaining liabilities. The Company completed a registered offering in the State of Utah in 1980 whereby 700,000 shares were sold for $0.05 or 140,000 shares for $0.25 on a split adjusted basis. Amended articles were filed with the State of Utah on December 22, 1982 which changed the Company’s name to Merrymack Corporation, reduced the par value of the shares to $0.001 per share, and increased the authorized shares to 50,000,000. The Company declared a 200% stock dividend on February 28, 1983 and a 1-for-10 reverse split on January 4, 1990.

The Company issued 825,000 shares of its common stock to McGovern Investments Limited for a 50% interest in Tremus Industries Limited which was subsequently sold back to McGovern Investments Limited in December 1986 for a $104,400 loss.

On January 4, 1990, the Company acquired all of the outstanding stock of Concept Technologies, Inc. (CTI) which then became a wholly owned subsidiary of the Company for 372,750 shares of its common stock.  CTI was dissolved in January 1991 and the name of Company was changed to Concept Technologies, Inc.

On December 9, 2014 the Company completed a domiciliary merger and moved the Company’s state of incorporation to Nevada changing the name to Concept Holding Corp. and increasing its authorized capital to 100,000,000 shares with 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

For more than ten years and as of the date hereof, the Company is defined as a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets or assets consisting solely of cash and cash equivalents. As a shell company, our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Mr. Thomas Howells, President, is the sole officer and Director.

CURRENT BUSINESS ACTIVITIES

The Company is voluntarily filing this registration statement in order to make information concerning itself more readily available to the public. Mr. Howells believes that being a reporting company under the Securities Exchange Act of 1934, (the “Exchange Act”), could provide a prospective merger or acquisition candidate with additional information concerning the Company possibly making the Company more attractive to an operating business as a potential merger or acquisition candidate. As a result of filing this registration statement, the Company becomes obligated to file with the SEC certain interim and periodic reports, including an annual report containing audited financial statements. The Company anticipates that it will continue to file such reports, notwithstanding the fact that, in the future, it may not otherwise be required to file such reports based on the criteria set forth under Section 12(g) of the Exchange Act.

Any target acquisition or merger candidate will become subject to the same reporting requirements as the Company following finalization of an acquisition or merger. Thus, in the event the Company successfully completes the acquisition of or merger with an operating business, that business must provide audited financial statements for at least the two most recent fiscal years or, in the event it has been in business for less than two years, audited financial statements will be required from the period of inception. This could limit the Company's potential target business opportunities due to the fact that many private businesses either do not have audited financial statements or are unable to produce audited statements without undo time and expense.  See the caption “Regulations” hereinafter.

Mr. Howells plans to investigate research and, if justified, potentially acquire or merge with, one or more businesses or business opportunities. The Company has no commitment or arrangement, written or oral, to participate in any business opportunity and Mr. Howells cannot predict the nature of any potential business it may ultimately consider. Mr. Howells will have broad discretion in its search for and negotiations with any potential business or business opportunity.

The Company recognizes that the number of suitable potential business ventures that may be available may be extremely limited, and may be restricted as to acquisitions, reorganizations and mergers with businesses or entities that desire to avoid what such entities may deem to be the adverse factors related to an initial public offering (“IPO”) as a method of going public.  The most prevalent of these factors include substantial time requirements, legal and accounting costs, the inability to obtain an underwriter who is willing to publicly offer and sell shares, the lack of or the inability to obtain the required financial statements for such an undertaking, state limitations on the amount of dilution to public investors in comparison to the stockholders of any such entities, along with other conditions or requirements imposed by various federal and state securities laws, rules and regulations and federal and state agencies that implement such laws, rules and regulations.

Since the termination of its prior business, Concept has had no operations other than seeking an acquisition or merger to bring an operating entity into the Company.  The Company’s sole executive officer, Thomas Howells, does not propose to restrict his search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry.  The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky.  Additionally, the Company has only limited resources and may find it difficult to locate good opportunities.  There can be no assurance that Mr. Howells will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to Concept and its stockholders.  Mr. Howells will select any potential business opportunity based on his business judgment.

Currently, Mr. Howells is in the process of investigating potential business ventures which, in the opinion of Mr. Howells, will provide a source of eventual profit to the Concept shareholders.  Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses.  At this time, Mr. Howells has been focused on investigating whether there are merger and acquisition activities in certain targeted industries.  To this end, he has focused on resource and energy industries.  These efforts have been focused on discussions with management in these industries.

The Company is not currently conducting any business, nor has it conducted any business for several years.  Therefore, it does not possess products or services, distribution methods, competitive business positions, or major customers.  The Company does not possess any unexpired patents or trademarks and any and all of its licensing and royalty agreements from the insurance it sought to market in the past have since expired, and are not currently valid.  The Company does not employ any employees.

The activities of the Company are subject to several significant risks which arise primarily as a result of the fact that Concept Holding has no specific business and may acquire or participate in a business opportunity based on the decision of Mr. Howells, which potentially could act without the consent, vote, or approval of the Company's stockholders.  The risks faced by the Company are further increased as a result of its lack of resources and its inability to provide a prospective business opportunity with significant capital.

Emerging Growth Company Status

As part of the Jumpstart Our Business Startups Act of 2012 (“JOBS ACT”), companies with less than one billion in gross revenue can qualify as an “emerging growth company.” We will qualify as an emerging growth company as defined in the JOBS Act, and, as such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, (ii) reduced disclosure obligations regarding executive compensation in our periodic and annual reports, (iii) not being required to comply with certain new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, and (iv) not being required to obtain stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of the reduced disclosure obligations.  Additionally, we will qualify as a “Smaller Reporting Company” and also have the advantage of not being required to provide the same level of disclosure as larger companies.  Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have made the irrevocable election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, which is irrevocable, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed one billion dollars, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common units that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.   At this time we expect to remain both a “Smaller Reporting Company” and “Emerging Growth Company” for the foreseeable future.

Products and Services

Concept Holding Corp currently does not have any products or services.

Marketing Strategy

Other than Mr. Howells’s efforts to locate potential merger or acquisition candidates, the Company does not engage in any marketing or advertising and does not anticipate that it will engage in such activity until a merger or acquisition is complete.  The Company does not anticipate spending significant resources on marketing or advertisement and relies more on personal contacts in looking for potential merger or acquisition candidates.

Regulations

The Company does not believe it faces extensive regulations.  The Company will have to review the potential regulations of any company Concept merges with or acquires.  At this time, investors and stockholders will not be able to evaluate the potential regulations the Company faces until a potential merger or acquisition candidate is identified.

Amendments to Form 8-K by the SEC regarding shell companies and transactions with shell companies that require the filing of all information about an acquired company that would have been required to have been filed had any such company filed a Form 10 with the SEC, along with required audited, interim and proforma financial statements, within four business days of the closing of any such transaction (Item 5.01(a)(8) of Form 8-K); and the recent amendments to Rule 144 adopted by the SEC that were effective on February 15, 2008, limit the resale of most securities of shell companies until one year after the filing of such information, may eliminate many of the perceived advantages of these types of going public transactions.  These types of transactions are customarily referred to as “reverse” reorganizations or mergers in which the acquired company’s shareholders become controlling shareholders in the acquiring company and the acquiring company becomes the successor to the business operations of the acquired company.  Regulations governing shell companies also deny the use of Form S-8 for the registration of securities and limit the use of this Form to a reorganized “shell company” until the expiration of 60 days from when any such entity is no longer considered to be a shell company.  This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such instances, there may be no exemption from registration for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such reorganization, and incurring the time and expense that are normally avoided by reverse reorganizations or mergers.

Description of Property

Concept Holding currently utilizes the office space provided by Mr. Howells, our President, on a rent free basis.  The Company believes this space will be sufficient until Concept completes a merger or acquisition.

Technology

Concept Holding currently does not have any technology, nor until it completes a merger or acquisition, does it anticipate having any technology that separates it from other companies.

Competitors

The Company faces competition from other companies seeking mergers and acquisitions.  It will be up to Mr. Howells to be able to find potential merger or acquisition companies.  Many companies seeking mergers will have better funding and management teams which have had more success in completing mergers and acquisitions.

Concentration of Customers

Concept Holding does not have any concentration of customers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration

Concept Holding has no patents or trademarks.  The Company also has no franchises, concessions, royalty agreements or labor contracts.

Research and Development Costs During the Last Two Fiscal Years

Concept Holding has not engaged in any research and development in the last two years.

Employees

Concept Holding does not have any employees.  Thomas Howells is the Company’s sole officer.  Mr. Howells is currently not receiving compensation for his services and the Company does not plan on paying any compensation to Mr. Howells.

Item 1A.  Risk Factors

Concept Holding’s operations are subject to a number of risks including:

Concept may have insufficient resources to cover its operating expenses, and consummating a business combination could lead to it being forced to shut down or to have to raise capital at prices that would result in substantial dilution to existing stockholders.

As of the June 30, 2015, Concept Holding had a cash balance in the bank of $2,628 as opposed to cash in the bank at March 31, 2015, our last fiscal year end, of $5,020.  Additionally, the Company’s liabilities at June 30, 2015, were $11,405.  The Company had a working capital deficit of $8,777 and operating expenses for the quarter ended June 30, 2015, were $7,567.  Mr. Howells’ estimates legal, accounting and related costs to be up to $15,000 per year to maintain SEC reporting requirements.  Monies spent on investigating possible business ventures will also need to be obtained to be able to pay for third parties such as attorneys and accountants.  These amounts could be significant and could preclude certain companies from having an interest in completing a business combination with the Company.  The Company has limited cash to cover its operating expenses for the next 12 months and to cover the expenses incurred in connection with a business combination, and given the Company’s lack of funds, it would be difficult to reimburse Mr. Howells.  It is possible that the Company could incur substantial costs in connection with a business combination.  If the Company does not have sufficient cash available to cover its expenses, it may be forced to either shut down or obtain additional financing, either from Mr. Howells or third parties.  Mr. Howells may not be able to obtain additional financing on acceptable terms, if at all, and neither Mr. Howells nor any third party is obligated to provide any financing.  It is likely any future funds obtained would result in a substantial dilution to current stockholders.

The nature of the Company’s operations is speculative and the success of its plan of operation will depend to a great extent on the operations, financial condition and management of the companies with which it may merge or which it acquires, and current investors will be investing in the new management and business without the ability to review such management or business with all the risk associated therewith including the possibility the Company will not be successful.

While Mr. Howells intends to seek a merger or acquisition of privately held entities with established operating histories, there can be no assurance that Mr. Howells will be successful in locating an acquisition candidate meeting such criteria.  In the event the Company completes a merger or acquisition transaction, of which there can be no assurance, its success, if any, will be dependent upon the operations, financial condition and management of the acquired company, and upon numerous other factors beyond our control.  Stockholders will be dependent on the judgment of Mr. Howells in making acquisition or merger decisions.

Investors will not be able to assess specific business risks because the Company has not identified the business opportunities in which it will attempt to obtain an interest and, as such, investors and stockholders will be placing their money in an unknown investment.

Due to the fact that the Company has not identified a target business for acquisition, the Company cannot describe the specific risks presented by such business.  Among other risks, such target business may involve an unproven product, technology or marketing strategy, the ultimate success of which cannot be assured.  The target business may be in competition with larger, more established firms which may have many competitive advantages over the target business.  The Company’s investment in a target business may be highly risky and illiquid, and could result in a total loss if the acquired business is unsuccessful.  Additionally, as long as Mr. Howells has majority control of the voting shares of the Company, which will most likely be the case until a merger or acquisition is completed, shareholders will not have the ability to evaluate or approve any potential business opportunities.

Control of the Company, its direction and any business decisions such as potential companies to merge with will remain with Mr. Howells, the sole officer and director.

Thomas Howells, the sole officer and director of the Company, has the ability to control the shareholder vote if combined with the vote of one or more other shareholders.  As the sole officer and director, Mr. Howells will be able to control the Company and its directions and business decisions. Additionally, Mr. Howells, through Clearline Ventures, LLC has a convertible promissory note which could be converted into additional shares of the Company.  Current shareholders will not be able to remove Mr. Howells through a shareholder vote given his voting power when combined with the other major shareholders and any vote of shareholders on corporate matters will be able to be controlled by Mr. Howells.  Therefore, Mr. Howells, alone, and not the owners of common stock of the Company, will have discretion over any decisions made by the Company, such as a decision to enter into a particular business combination transaction.

Concept Holding’s limited funds and the lack of full-time management will likely make it difficult to conduct a complete and exhaustive investigation and analysis of a business opportunity, and, as such, the likelihood that an acquisition is not successful is very high, and investors or stockholders could lose all of their investment.

Mr. Howells’s decision to commit the Company’s capital, if any, or other resources to an acquisition will likely be made without detailed feasibility studies, independent analysis and market surveys.  Mr. Howells will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company’s participation.  There are numerous individuals, publicly held companies, and privately held companies seeking merger and acquisition prospects.  There is significant competition among such groups for merger and acquisition prospects and the number of suitable and attractive prospects is limited and the Company may find a scarcity of suitable companies with audited financial statements seeking merger partners.  Additionally, with limited financial and managerial resources, Mr. Howells will be limited in his review of any prospective mergers or acquisition companies, potentially increasing the risk of such a merger or acquisition.  As such, it is possible that any merger or acquisition will not be successful, resulting in the bankruptcy of the Company and the loss of an investor’s or stockholder’s entire investment.

The Company’s auditors have indicated in their audit opinion that there is a substantial doubt about the Company’s ability to continue as a going concern which will affect our ability to raise capital or borrow money.

The Company’s auditors have issued an audit opinion indicating that there is a substantial doubt about the Company’s ability to remain as a going concern.  As such, any potential investor or lender is unlikely to be willing to provide additional capital or loans to the Company.   We will, therefore, most likely have to continue to rely on the financial support of our sole officer and director, Thomas Howells.  Mr. Howells has provided capital in the past but may at some point in the future be unwilling or unable to provide additional capital.  If Mr. Howells did not provide additional capital, it is highly likely the Company would go out of business and shareholders would lose their entire investment in the Company.

Attracting new directors and officers may be expensive, and may require that we enter into long-term employment agreements, issue stock options, and otherwise provide incentives to the new directors and officers which could dilute current stockholders or decrease Concept Holding’s stock value leading to losses for current stockholders.

The Company may need to attract new directors and officers in order to achieve its business objective, which is to acquire one or more domestic and/or foreign operating businesses.  Attracting new directors and officers may be expensive, and may require that the Company enters into long-term employment agreements, issues stock options, and otherwise provides incentives to the new directors and officers which may further dilute current stockholders or cause a decrease in our stock value and price if we becoming trading, leading to losses for current stockholders.

As the Company will have only a limited ability to evaluate potential new directors and officers, and the management of target businesses, investors or stockholders will be placing their money with a management team that they have not had an opportunity to evaluate, increasing the risk investors or stockholders may lose their entire investment.

Mr. Howells may make a determination that he, as the current director and officer, should not remain, or should reduce his role, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target businesses.  Mr. Howells cannot assure you that his assessment of these individuals will prove to be correct.  This could have a negative impact on the Company and its stock price.  Such an impact could result in the loss of an investor’s or stockholders entire investment.

The Company’s director and sole officer, Mr. Howells, allocates time to other businesses, thereby causing conflicts of interest in his determination as to how much time to devote to Concept Holding’s affairs which increases the likelihood the Company will not be successful or that the Company will not be able to respond timely to business opportunities resulting in the Company not being successful.

Mr. Howells does not work full time for Concept Holding and may have outside business interests that directly conflict with those of the Company.  This could have a negative impact on the Company’s ability to consummate money raising or a business combination.  Mr. Howells is not required to, and does not, commit his full time to the Company’s affairs, thereby causing conflicts of interest in allocating his time between the Company’s operations and the operations of other businesses.   Mr. Howells is engaged in other business endeavors and is not obligated to contribute any specific number of hours per day or per week to the Company’s affairs.  This situation limits Mr. Howells’s ability to devote time to Company affairs and could have a negative impact on the Company’s ability to consummate a business combination. Concept Holding does not intend to have any full-time employees prior to the consummation of a business combination.  If the Company is unable to consummate a business combination, the Company will be forced to shut down the operations of the Company, resulting in the loss of the stockholders’ investments.

There is no public market and if Concept Holding were to become trading there could likely be a lack of meaningful public market for the Company’s securities and investors or stockholders should look to an investment in us as a long-term, illiquid investment which they may not be able to resell.

Although the Company’s common stock is not currently listed for trading on the OTC Markets Pink Sheets, at present, no active market would likely exist and broker/dealers may not make a market in Concept Holding’s common stock. Therefore, there is no assurance that a regular trading market will develop and if developed, that it will be sustained.  A purchaser of stock may, therefore, be unable to resell Concept Holding’ common stock should he or she desire to do so.  Furthermore, it is unlikely that a lending institution will accept Concept Holding’ common stock as pledged collateral for loans.  Investors should therefore look at Concept Holding’ stock as an illiquid, long-term investment that they may never be able to resell.

Common Stock may be subject to significant restriction on resale due to federal penny stock restrictions.

The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a pennystock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock that becomes subject to the penny stock rules, and accordingly, shareholders of our Common Stock may find it difficult or impossible to sell their securities.

The Company’s acquisitions of businesses may be extremely risky and it could lose all or part of shareholder and investor investments and it is unlikely the Company would be able to survive following a loss of our investment or a merger with such a company.

Companies Concept Holding’s merges with or acquires will generally be less established or still trying to obtain profitability.  An investment in these companies may be extremely risky because, among other things, the companies it is likely to focus on:

•

typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•

tend to be privately-owned and generally have little publicly available information and, as a result, the Company may not learn all of the material information it needs to know regarding these businesses;

•

are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that the Company may acquire;

•

may have less predictable operating results;

•

may from time to time be parties to litigation;

•

may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and

•

may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

With these risks, it is likely such a company would not be successful, which would result in the Company having to close operations since it would be dependent on the success of such a company.

A relatively small number of stockholders including Concept Holding’s sole Officer and Director have significant influence over the Company and other stockholders will not be able to have a voice in the direction of the company and stockholders may disagree with the decisions of management.

Mr. Howells would be able to exert significant influence over the Company through his ability to influence the election of directors and all other matters that require action by the Company stockholders.  The voting power of Mr. Howells could have the effect of preventing or delaying a change in control of the Company which he opposes, even if other Concept Holding stockholders believe it is in their best interests.  In addition, Mr. Howells has the ability to influence the Company’s day-to-day operations.  These factors could negatively affect the Company and its stock price as other investors may be unwilling to invest in a company with such a consolidation of control.  Additionally, if stockholders dislike the decisions of Mr. Howells, it will be difficult for stockholders to remove him as an officer and director given Mr. Howells’s voting power.  Furthermore, it is unlikely common shareholders will not have an opportunity to evaluate or approve any potential business opportunities.

There is a significant likelihood of dilution of Concept Holding’s existing stockholders which could result in the loss on any investment by existing stockholders.

It is likely that the anticipated value of the business and/or assets that we acquire relative to the current value of our securities will result in the issuance of a relatively large number of shares and, as a result, our current stockholders could experience substantial dilution to their percentage ownership.  If such dilution were to occur, the price or value of Concept Holding’s stock would be negatively impacted resulting in possible losses for existing stockholders.  Additionally, Concept Holding currently has convertible notes outstanding and may have to issue additional notes or shares of common or preferred stock to pay for ongoing expenses.  These notes would dilute existing shareholders and it is likely any new debt or equity would be substantially dilutive to current shareholders.

Item 2.  Financial Information

Summary of Financial Information

The Company has not had any revenues in the last two fiscal years.  The Company’s net loss for the quarter ended June 30, 2015 was $7,762 and for the year ended March 31, 2015, was $9,613.  At June 30, 2015, the Company had cash and cash equivalents of $2,628 and a negative working capital of $8,777, as opposed to negative working capital of $1,210 at March 31, 2015.

The following table shows selected summarized financial data for Concept Holding’s at the dates and for the periods indicated.  The data should be read in conjunction with the financial statements and notes included herein beginning on page F-1.

STATEMENT OF OPERATIONS DATA:

	For the Quarter Ended June 30, 2015	For the Year Ended March 31, 2015
Revenues	$-	$-
Cost of Revenues	-	-
Operating Expenses	7,567	9,437
Net Income (Loss)	(7,762)	(9,613)
Basic Income (Loss) per Share	(0.01)	(0.01)
Diluted Income (Loss) per Share	(0.01)	(0.01)
Basic Weighted Average Number of Shares Outstanding	6,683,000	4,457,008
Diluted Weighted Average Number of Shares Outstanding	6,683,000	4,457,008

BALANCE SHEET DATA:
	June 30, 2015	March 31, 2015
Total Current Assets	$2,628	$5,020
Total Assets	2,628	5,020
Total Current Liabilities	11,405	6,230
Working Capital (Deficit)	(8,777)	(1,210)
Stockholders’ Equity (Deficit)-Development Stage	(16,748)	(8,976)

Management's Discussion and Analysis or Plan of Operation

Certain statements in this Report constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that might cause such a difference include, among others, uncertainties relating to general economic and business conditions; industry trends; changes in demand for our products and services; uncertainties relating to customer plans and commitments and the timing of orders received from customers; announcements or changes in our pricing policies or that of our competitors; unanticipated delays in the development, market acceptance or installation of our products and services; changes in government regulations; availability of management and other key personnel; availability, terms and deployment of capital; relationships with third-party equipment suppliers; and worldwide political stability and economic growth.  The words “believe,” “expect,” “anticipate,” “intend” and “plan” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Financial Statements and accompanying notes.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.  The Company believes there have been no significant changes during the year ended March 31, 2015.

Concept Holding’s accounting policies are more fully described in Note 1 of the audited financial statements.  As discussed in Note 1, the preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the future events that affect the amounts reported in the financial statements and the accompanying notes.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual differences could differ from these estimates under different assumptions or conditions.  The Company believes that the following addresses Concept Holding’s most critical accounting policies.

The Company applies the provisions of Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 740 Income Taxes .  The Standard requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes as a valuation allowance has been established as realization of such deferred tax assets has not met the more likely-than-not threshold requirement. The Company classifies tax-related penalties and net interest on income taxes as income tax expense.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (“ASU No. 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard is effective for annual reporting periods beginning after December 15, 2017.  Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In June 2014, the FASB issued Accounting Standards Update No. 2014-10 (“ASU No. 2014-10”), which eliminated the definition of a Development Stage Entity and the related reporting requirements. ASU No. 2014-10 is effective for annual reporting periods beginning after December 15, 2014, with early adoption allowed.  The Company chose to adopt ASU No. 2014-10 early, effective in its financial statements for the year ended March 31, 2014.

In August 2014, the FASB issued ASU No. 2014-15  Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern , which provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern. The update is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The impact on the Company’s financial statements of adopting ASU 2014-15 is currently being assessed by management.

PLAN OF OPERATION.

Concept Holding is in the process of investigating potential business ventures which, in the opinion of management, will provide a source of eventual profit to the Company.  Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses.  Mr. Howells does not expect to remain involved as management of any acquired business.

Concept Holding possesses limited funds and will be extremely limited in its attempts to locate potential business situations for investigation.  The Company has commenced the process of investigating possible merger and acquisition candidates, and believes that the Company’s status as a publicly-held corporation will enhance its ability to locate such potential business ventures.  No assurance can be given as to when Mr. Howells may locate suitable business opportunities and such opportunities may be difficult to locate; however, Mr. Howells intends to actively search for potential business ventures for the foreseeable future.

Business opportunities, if any arise, are expected to become available to Concept Holding principally from the personal contacts of Mr. Howells.  While it is not expected that the Company will engage professional firms specializing in business acquisitions or reorganizations, such firms may be retained if funds become available in the future, and if deemed advisable.  Opportunities may thus become available from professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and other sources of unsolicited proposals.  Mr. Howells is unable to predict at this time the cost of locating a suitable business opportunity.

The analysis of business opportunities will be undertaken by or under the supervision of Mr. Howells.  Among the factors which he will consider in analyzing potential business opportunities are the available technical, financial and managerial resources; working capital and financial requirements; the history of operation, if any; future prospects; the nature of present and anticipated competition; potential for further research, developments or exploration; growth and expansion potential; the perceived public recognition or acceptance of products or services; name identification, and other relevant factors.

It is not possible at present to predict the exact manner in which the Company may participate in a business opportunity.  Specific business opportunities will be reviewed and, based upon such review, the appropriate legal structure or method of participation will be decided upon by management.  Such structures and methods may include, without limitation, leases, purchase and sale agreements, licenses, joint ventures; and may involve merger, consolidation or reorganization.  The Company may act directly or indirectly through an interest in a partnership, corporation or reorganization.  However, it is most likely that any acquisition of a business venture the Company would make would be by conducting a reorganization involving the issuance of Concept Holding’s restricted securities.  Such a reorganization may involve a merger (or combination pursuant to state corporate statutes, where one of the entities dissolves or is absorbed by the other), or it may occur as a consolidation, where a new entity is formed and Concept Holding and such other entity combine assets in the new entity.  A reorganization may also occur, directly or indirectly, through subsidiaries, and there is no assurance that the Company would be the surviving entity.  Any such reorganization could result in loss of control of a majority of the shares.  Mr. Howells or other members of management, if any, at the time of a reorganization may be required to resign in connection with a reorganization.  Substantial dilution of percentage equity ownership may result to the stockholders.  The Company may choose to enter into a venture involving the acquisition of or merger with a company which does not need substantial additional capital but desires to establish a public trading market of its securities.  Such a company may desire to consolidate its operations with the Company through a merger, reorganization, asset acquisition, or other combination, in order to avoid possible adverse consequences of undertaking its own public offering.  Such consequences might include expense, time delays or loss of voting control.  In the event of such a merger, the Company may be required to issue significant additional shares, and it may be anticipated that control over the Company’s affairs may be transferred to others.

As part of his investigation of acquisition possibilities, Mr. Howells may meet with executive officers of the business and its personnel; inspect its facilities; obtain independent analysis or verification of the information provided, and conduct other reasonable measures, to the extent permitted by the Company’s limited resources and Mr. Howells’s limited expertise.  Generally, Mr. Howells intends to analyze and make a determination based upon all available information without reliance upon any single factor as controlling.

It may be anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys and others.  Should a decision thereafter be made not to participate in a specific business opportunity, it is likely that costs already expended would not be recoverable.  It is likely, in the event a transaction should eventually fail to be consummated, for any reason, that the costs incurred by the Company would not be recoverable.  Mr. Howells is entitled to reimbursement for all expenses incurred in his investigation of possible business ventures on behalf of the Company, and no assurance can be given that if the Company has available funds they will not be depleted by such expenses.

Mr. Howells believes the best chance to obtain value for the stockholders is to seek a merger or acquisition with an existing business.  At this time, Mr. Howells has not been able to locate any potential mergers or acquisitions.

The Company is not able to determine the time or resources that will be necessary to locate and acquire or merge with a business prospect.  There is no assurance that the Company will be able to acquire an interest in any such prospects, products or opportunities that may exist or that any activity of the Company, regardless of the completion of any transaction, will be profitable.

If and when Mr. Howells locates a business opportunity, he will give consideration to the dollar amount of that entity's profitable operations and the adequacy of its working capital in determining the terms and conditions under which the Company would consummate such an acquisition.  Potential business opportunities, no matter which form they may take, will most likely result in substantial dilution for the Company’s stockholders due to the issuance of stock to acquire such an opportunity.

LIQUIDITY AND CAPITAL RESOURCES

June 30, 2015 and 2014

On June 30, 2015 the Company had $2,628 in cash or cash equivalents on hand at June 30, 2015. If additional funds are required, $12,310 are currently available under our existing convertible promissory notes. The aggregate amount of related party loans bear 10% interest and are due February 23, 2017. Interest expense on related party loans for the three-month periods ended June 30, 2015, and 2014, totaled $195 and $0, respectively.  Because we have not identified any acquisition or venture, it is impossible to predict whether additional funds will have to be raised.   Mr. Howells does believe Concept Holding expenses will increase in the future as Concept Holding will be required to make filings, including 10-K and 10-Q filings, with the SEC.

March 31, 2015 and 2014

On March 31, 2015, Concept Holding had $5,020 in assets and $13,996 in liabilities compared to no assets and $2,626 in liabilities at March 31, 2014.  Concept Holding has only incidental ongoing expenses primarily associated with maintaining its corporate status and filings with the Securities and Exchange Commission.  At this time, it is anticipated Concept Holding will have access to sufficient resources to pay ongoing expenses for the next year.  If the Company needs additional resources, Mr. Howells has indicated willingness to loan additional funds to the Company but Mr. Howells has limited resources and may not be able or willing to continue to loan or provide additional financing to the Company.  As Mr. Howells continues to investigate opportunities, he may experience additional expenses.  These additional expenses for consultants, attorneys and accountants could increase quickly.  Mr. Howells does believe Concept Holding expenses will increase in the future as Concept Holding will be required to make filings, including 10-K and 10-Q filings, with the SEC.

RESULTS OF OPERATIONS

Quarterly Periods Ended June 30, 2015 and 2014

Concept had no operations during the quarterly period ended June 30, 2015, nor do we have operations as of the date of this filing.  General and administrative expenses were $7,567 for the June 30, 2015, period, compared to $220 for the June 30, 2014, period. General and administrative expenses for the three months ended June 30, 2015, were comprised mainly of professional fees and auditing costs.  We had a net loss of $7,762 for the June 30, 2015, period, compared to a net loss of $220 for the June 30, 2014, period.  The increase was mainly attributable to professional fees and auditing costs in 2015 as opposed to 2014 when Concept Holdings had no activity.

Fiscal Years Ended March 31, 2015 and 2014

For the year ended March 31, 2015, we had no revenues, a $9,437 loss from operations and a net loss of $9,613, primarily related to maintaining our corporate status, accounting and legal fees.  For the year ended March 31, 2014, we had no revenue and operating expenses of $486 related to maintaining the corporate status.  Expenses increased as a result of changing our domicile to Nevada and commencing accounting work in preparation for our audit.  The Company anticipates only nominal continuing expenses and does anticipate expenses to increase in the future as Concept Holding becomes subject to the reporting requirements of the SEC.  Additionally, if a business is commenced or acquired, expenses would increase.

Concept Holding has not generated revenue during the past three years.  It is unlikely that any revenue will be generated until Concept Holding locates a business opportunity with which to acquire or merge.  Mr. Howells will be investigating various business opportunities.  These efforts may cost Concept Holding not only out of pocket expenses for its management but also expenses associated with legal and accounting costs.  There can be no guarantee that Concept Holding will receive any benefits from the efforts of Mr. Howells to locate business opportunities.  Concept Holding’ financial statements contain a going concern opinion on Concept Holding’ ability to continue in business.

The Company does not anticipate employing any employees in the future until a merger or acquisition can be accomplished.  The Company will continue to rely on outside consultants to assist in its corporate filing requirements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

ITEM 3.   PROPERTIES

Concept Holding’s owns no properties and utilizes space on a rent-free basis from Mr. Howells.  This arrangement is expected to continue until such time as Concept Holding becomes involved in a business venture which necessitates its relocation, as to which no assurances can be given.  Concept Holding has no agreements with respect to the maintenance or future acquisition of the office facilities; however, if a successful merger/acquisition is negotiated, it is anticipated that the office of Concept Holding will be moved to that of the acquired company.

Concept Holding is not actively engaged in conducting any business.  Rather, the Company’s President, Mr. Howells, is in the process of investigating potential business ventures which, in his opinion, will provide a source of eventual profit to Concept Holding.  Therefore, Concept Holding does not presently intend to invest in real estate or real estate securities, nor have the Company formulated any investment policies regarding investments in real estate, real estate mortgages, or securities of or interests in persons engaged in real estate activities.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners:

The following table sets forth certain information as of September 15, 2015, with respect to the beneficial ownership of Concept Holding’s Common Stock by the director of Concept Holding and each person known by Concept Holding to be the beneficial owner of more than 5% of Concept Holding’ outstanding shares of Common Stock.  At September 15, 2015, there were 6,683,000 shares of common stock and no shares of preferred stock outstanding.

For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities.  Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named.  For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof.  The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner	Number of Shares Owned		Percent of Class

	Principal Stockholders

Common	Clearline Ventures, LLC(1) 4685 S. Highland Dr., Suite 202 Salt Lake City, Utah 84117	3,263,000	(1)	48.82%

Common	Meggan Halliday 3615 South 2210 East Salt Lake City, Utah 84109	2,581,750		38.63%

	Director(s) and Officers:

Common	Thomas Howells (1)	3,263,000		48.83%

Common	All Officers and Director as a Group (one person)	3,263,000		48.83%

(1)

Held by Clearline Ventures, LLC., of which Mr. Howells is the principal and beneficial owner

Control by Existing Stockholders

Mr. Howells along with the other major shareholders has the ability to control the vote of shareholders, and as such, the ability to control any potential merger, acquisition and the direction of the Company.  As a result, Mr. Howells, the person currently in control of Concept Holding, will most likely continue to be in a position to elect at least a majority of the Board of Directors of the Company, to dissolve, merge or sell the assets of the Company, and generally, to direct the affairs of the Company.

Dividends

The Company has not declared any cash dividends with respect to our common stock, and does not intend to declare dividends in the foreseeable future.  The future dividend policy of Concept Holding cannot be ascertained with any certainty.  There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	NA	NA	NA

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

Management

The following table sets forth information with respect to the officer and director of Concept Holding.  Concept Holding’s directors serve for a term of one year and thereafter until their successors have been duly elected by the stockholders and qualified.  Concept Holding’s officers serve for a term of one year and thereafter until their successors have been duly elected by the Board of Directors and qualified.

Name	Age	Position	Director or Officer Since
Thomas J. Howells	43	President & Director	2014

Thomas J. Howells - Mr. Howells is 43 years of age. He graduated from Westminster College of Salt Lake City, Utah, with a Bachelor’s degree in Business in 1994 and a Master of Business Administration in 2004. Mr. Howells has been an employee and the Secretary/Treasurer of Jenson Services, Inc. for the past 15 years, a consulting firm focusing primarily on general business consulting. Mr. Howells has served as an Officer and Director of a number of public companies and was the President and CEO of LipidViro Tech, Inc. until it became NAC Global Technologies, Inc. (“NACG”) in June of 2014.  Mr. Howells was the former CEO and director of City Media, Inc. until October 2014.

Mr. Howells management of small operating businesses and his experience in the public arena make him a suitable candidate to organize the affairs of Concept Holding and seek out qualified candidates that would like to consolidate their operations with Concept Holding.  This past experience includes working with accountants and auditors on financial statements, working with filing of SEC reports including annual and quarterly reports.

Family Relationships

The sole officer and director has no family relationships to any other related parties.

ITEM 6. EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to Concept Holding’ chief executive officer and each of the other executive officers that were serving as executive officers at March 31, 2015 (collectively referred to as the "Named Executives").

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Thomas Howells, CEO	2015	--	--	--	--	--	--	--
Jerry Cassells, CEO	2014	--	--	--	--	--	--	--
	2013	--	--	--	--	--	--	--

_______________

Mr. Howells has not taken a salary and does not plan on taking a salary.  Prior to Mr. Howells appointment, Jerry Cassells served as CEO and did not receive any compensation.  Mr. Cassells resigned as an officer and director in 2014.

Outstanding Equity Awards At Fiscal Year-End

We had no outstanding equity awards at fiscal year-end.

Option/Stock Appreciation Rights (SAR) Grants in Last Fiscal Year

In fiscal 2015 and 2014, there were no stock options or SAR Grants.

Stock Option Exercise

In fiscal 2015 and 2014, none of the named executives exercised any options to purchase shares of common stock.

Long-Term Incentive Plan (“LTIP”)

There were no awards granted during fiscal year 2015 under a long-term incentive plan.

Board of Directors Compensation

Each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.  We did not compensate our director for service on the Board of Directors during fiscal 2015 and 2014.

No other compensation arrangements exist between Concept Holding and its officers and directors.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Concept Holding does not have any employment contracts with our executive officer.  No other compensatory plan or arrangements exist between the Company and our executive officer that results or will result from the resignation, retirement or any other termination of such executive officer’s employment with the Company or from a change-in-control of Concept Holding.

Report on Repricing of Options/SARs

During fiscal 2015 and 2014, we did not adjust or amend the exercise price of stock options or SARs previously awarded to any executive officer.

Report on Executive Compensation

The Board of Directors determines the compensation of Concept Holding’s executive officer and president and sets policies for and reviews with the chief executive officer and president the compensation awarded to the other principal executives, if any. The compensation policies utilized by the Board of Directors are intended to enable the Company to attract, retain and motivate executive officers to meet our goals using appropriate combinations of base salary and incentive compensation in the form of stock options.  Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance.  At this time, the Board of Directors has determined no compensation is warranted to the officers and directors until such time as a merger is completed or business operation is established.  At such time, executive compensation on an ongoing basis will be reviewed.

Code of Ethics

We do not have a code of ethics.

Board of Directors Interlocks and Insider Participation in Compensation Decisions

No such interlocks existed or such decisions were made during fiscal year 2015 or 2014.

Option Plans

Concept Holding has no option plans and no outstanding options.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We believe that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

For 2015, Mr. Howells, the sole officer and director of the Company, provided office space at no cost to the Company.

In 2015, Mr. Howells advanced $2,690 to the Company from Clearline Ventures, LLC, a Utah limited liability Company which he is the beneficial owner.  Mr. Howells’ advances were covered by a promissory note.  Under the terms of the note dated February 23, 2015, which provides advances of up to $10,000, the Company is obligated to repay Mr. Howells on or before the earlier of February 23, 2017 or within five days of the merger or acquisition between the Company and another corporation or entity that has operations.  The note bears simple interest at 10% percent per annum.  In addition to the note by Mr. Howells, one of our shareholders, Christopher Day, advanced the Company $5,000 under the terms of promissory notes.  The notes are under the same terms as Mr. Howells.  The notes are convertible at the higher of $.05 per share or the Company’s most recent offering.  Additional restrictive provisions are set forth in the form of the note, as attached hereto.  See the Exhibit Index.

Except as set forth above, there were no material transactions, or series of similar transactions, during the  Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company or any of the Company’s subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Concept Holding does not consider its director to be independent given Mr. Howells’s role as an officer of the Company and shareholder.

ITEM 8.  LEGAL PROCEEDINGS

Concept Holding is not, and has not been, involved in any legal proceedings during the last fiscal year.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Concept Holding’s Common Stock is currently not quoted on any exchange or market.

At September 18, 2015, Concept Holding had approximately 258 stockholders of record.  As of September 18, 2015, Concept Holding had 6,683,000 shares of its Common Stock issued and outstanding.

Possible Sale of Common Stock Pursuant to Rule 144

Concept Holding has previously issued shares of common stock that constitute restricted securities as that term is defined in Rule 144 adopted under the Securities Act.  Subject to certain restrictions, such securities may generally be sold in limited amounts under Rule 144.  Concept Holding currently has 6,683,000 shares outstanding, except for 3,263,000, all were issued more than twelve years ago.  All of these shares would generally be available for resale.  Currently, Rule 144 would not be available until at least one year after a merger with an operating company or the creation of business operations by the Company and the filing of an 8-K containing certain information required in a Form 10 filing.  As such the timing of the availability of resale exemptions for these shares is unknown and currently they are not available for resale under Rule 144.  When the shares potentially become available for resale, there could be a depressive effect on any market that may develop for the Company’s common stock given the amount of shares that would be available for resale versus the number currently available.

Reports to Stockholders

Upon the effectiveness of this Form 10, Concept Holding will be required to file annual and quarterly reports with the Securities and Exchange Commission.  These reports will be available over the internet at the Securities and Exchange Commission web site www.sec.gov.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

Except as described herein, during the last three years, Concept Holding has not sold shares of its common stock or preferred stock.  On December 16, 2014 the Company issued 3,263,000 shares of common stock to Clearline Ventures, LLC, a Utah Limited Liability Corporation, controlled by Thomas Howells, our President and Director.  The shares were issued at par value of $0.001 per share for $3,263 of expenses paid on behalf of the Company.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

DESCRIPTION OF SECURITIES

Concept Holding’s certificate of incorporation authorizes the Company to issue 100,000,000 shares of capital stock, par value $0.001 per share with 90,000,000 shares of common stock, par value $0.001 per share, 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any person to the board of directors.  Concept Holding is governed by the Nevada Revised Statutes that provide that a majority of the issued and outstanding shares of Concept Holding constitutes a quorum for stockholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Stockholders of Concept Holding have no preemptive rights to acquire additional shares of Common Stock or other securities.  The Common Stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation of Concept Holding, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  Concept Holding seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance.  There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt.

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us or any of our affiliates during the year ended March 31, 2015, nor have there been any purchases through June 30, 2015.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of Common Stock without action by the stockholders.  The issuance of such shares would reduce the percentage ownership held by current stockholders.

Transfer Agent

Concept Holding’ transfer agent is American Registrar & Transfer Co. Its address is 342 East 900 South, Salt Lake City, Utah 84111, and its telephone number is (801) 363-9065.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), including Sections 78.502 et. seq.. Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation, which is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Nevada Revised Statutes.

The Registrant’s certificate of incorporation and bylaws provide that the Registrant “may indemnify” to the full extent of its power to do so, all directors, officers, employees, and/or agents.  It is anticipated that the Registrant will indemnify its officer and director to the full extent permitted by the above-quoted statute.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The financial statements, notes thereto, and the related independent registered public accounting firm’s report of Concept Holding are set forth immediately following the signature page to this Form 10 and are herein incorporated by this reference.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Concept Holding has not had any disagreements with its independent registered public accounting firm.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, notes thereto, and the related independent registered public accounting firm’s report contained on page F-2 to our financial statements are herein incorporated:

Financial Statements:

June 30, 2015 and 2014

Balance Sheets as of June 30, 2015 and 2014

Statements of Operations for the Three Month Periods ended June 30, 2015 and 2014

Statements of Cash Flows for the Three Month Periods ended June 30, 2015 and 2014

Notes to Financial Statements for the Three Month Periods ended June 30, 2015 and 2014

March 31, 2015 and 2014

Report of Independent Registered Public Accounting Firm

Balance Sheets as of March 31, 2015 and 2014

Statements of Operations for the Years ended March 31, 2015 and 2014

Statements of Stockholders' (Deficit) for the for the Years ended March 31, 2015 and 2014

Statements of Cash Flows for the Years ended March 31, 2015 and 2014

Notes to Financial Statements for the Years ended March 31, 2015 and 2014

Index to Exhibits

Copies of the following documents are included as exhibits to this Form 10 pursuant to item 601 of Regulation S-K.

Exhibit No.	SEC Reference No.	Title of Document	Location

3(i)	3.01	Articles of Incorporation	This Filing
3(i)	3.02	Article V of the Articles of Incorporation (included in SEC Reference No. 3.01)	This Filing
3(ii)	3.03	Bylaws of Concept Holdings	This Filing
4	4.01	Specimen Stock Certificate	This Filing
10	10.01	Promissory Note	This Filing

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized.

Concept Holding Corp.

September 21, 2015	By:	/s/ Thomas Howells
Thomas Howells, CEO, Principal Executive and Financial Officer

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned in the capacities and on the dates stated.

Signature	Title	Date

/s/ Thomas Howells	Director, CEO, Principal Financial Officer	September 21, 2015
Thomas Howells

CONCEPT HOLDING CORP.

Condensed Balance Sheets

June 30, 2015 and March 31, 2015

(Unaudited)

ASSETS
	June 30,	March 31,
	2015	2015
CURRENT ASSETS
Cash and cash equivalents	$2,628	$5,020
TOTAL ASSETS	$2,628	$5,020

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$11,305	$6,130
Accrued taxes, penalties, and interest	100	100
Total Current Liabilities	11,405	6,230

LONG TERM LIABILITIES
Notes payable-related parties (Note 3)	7,690	7,690
Accrued interest-related parties (Note 3)	271	76
Total Long Term Liabilities	7,961	7,766
TOTAL LIABILITIES	19,366	13,996

STOCKHOLDERS' DEFICIT
Preferred Stock (par value $.001), 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock (par value $0.001), 90,000,000 shares authorized, 6,683,000 and 6,683,000 shares issued and outstanding, respectively	6,683	6,683
Additional paid in capital	344,117	344,117
Accumulated deficit	(367,538)	(359,776)
Total Stockholders' Deficit	(16,738)	(8,976)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,628	$5,020

The accompanying notes are an integral part of these condensed financial statements.

CONCEPT HOLDING CORP.

Condensed Statements of Operations

For the Three Months Ended June 30, 2015 and 2014

(Unaudited)

	For the	For the
	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2015	2014
REVENUES	$-	$-

OPERATING EXPENSES	7,567	220

LOSS FROM OPERATIONS	(7,567)	(220)

OTHER EXPENSE
Interest	(195)	-
Total Other Expense	(195)	-

NET LOSS BEFORE INCOME TAXES	(7,762)	(220)

INCOME TAXES
Provisions for Income Taxes	-	-
Total Income Taxes	-	-

NET LOSS	$(7,762)	$(220)

LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.01)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED	6,683,000	3,420,000

The accompanying notes are an integral part of these condensed financial statements.

CONCEPT HOLDING CORP.

Condensed Statements of Cash Flows

For the Three Months Ended June 30, 2015 and 2014

(unaudited)

	For the	For the
	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(7,762)	$(220)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accounts payable	5,175	220
Increase in related party accrued interest	195	-
Net Cash Used in Operating Activities	(2,392)	-

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-
CASH FLOWS FROM FINANCING ACTIVITIES:	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,392)	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,020	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,628	$-

SUPPLEMENTAL DISCLOSURES
Cash Paid For:
Interest and penalties	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

Concept Holding Corp.

Notes to Condensed Financial Statements

June 30, 2015

(Unaudited)

NOTE 1 BASIS OF PRESENTATION

The accompanying condensed financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The interim financial statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary to present a fair statement of the results for the period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Registration Statement on Form 10 containing the audited financials for the years ended March 31, 2015 and 2014. The results of operations for the period ended June 30, 2015, are not necessarily indicative of the operating results for the full year.

NOTE 2 GOING CONCERN

The Company has minimal assets, has no established operations, and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. It is the intent of the Company to seek a merger with an existing, well-capitalized operating company. The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives.  Management cannot make any assurances that such financing will be secured, and as such, there is a risk that operations may be curtailed in future periods.

NOTE 3 RELATED PARTY TRANSACTIONS

On or about, February 23, 2015 the Company entered into two convertible promissory notes for $10,000 each.  The notes are due on February 23, 2017 and bear a 10% interest rate.  The notes are convertible at the greater of $0.05 per share or the most recent offering price for the shares at the election of the Company and the holder. The balance due under the notes was $7,690 as of June 30, 2015 with $12,310 still available under the notes.  Accrued interest expense on related party loans for the three-month periods ended June 30, 2015 and 2014 totaled $195 and $0, respectively.

NOTE 4 RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that the following pronouncements will have a significant effect on its financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (“ASU No. 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard is effective for annual reporting periods beginning after December 15, 2017.  Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

Concept Holding Corp.

Notes to Condensed Financial Statements

June 30, 2015

(Unaudited)

(CONTINUED)

NOTE 4 RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In August 2014, the FASB issued ASU No. 2014-15  Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern , which provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern. The update is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The impact on the Company’s financial statements of adopting ASU 2014-15 is currently being assessed by management.

The Company has evaluated all other recent accounting pronouncements and believes that none of them will have a significant effect on the Company’s financial statement.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Concept Holding Corp.

Salt Lake City, Utah

We have audited the accompanying balance sheets of Concept Holding Corp. (the “Company”) as of March 31, 2015 and 2014 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concept Holding Corp. at March 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operations and negative operating cash flows during the period from inception through March 31, 2015. These issues raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

September 10, 2015

CONCEPT HOLDING CORP.

Balance Sheets

March 31, 2015 and 2014

ASSETS
	March 31,	March 31,
	2015	2014
CURRENT ASSETS
Cash and cash equivalents	$5,020	$-
TOTAL ASSETS	$5,020	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$6,130	$1,274
Accrued taxes, penalties, and interest	100	1,352
Total Current Liabilities	6,230	2,626

LONG TERM LIABILITIES
Notes payable-related parties (Note 3)	7,690	-
Accrued interest-related parties (Note 3)	76	-
Total Long Term Liabilities	7,776	-
TOTAL LIABILITIES	13,996	2,626

STOCKHOLDERS' DEFICIT
Preferred Stock (par value $.001), 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock (par value $0.001), 90,000,000 shares authorized, 6,683,000 and 3,420,000 shares issued and outstanding, respectively	6,683	3,420
Additional paid in capital	344,117	344,117
Accumulated deficit	(359,776)	(350,163)
Total Stockholders' Deficit	(8,976)	(2,626)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,020	$-

The accompanying notes are an integral part of these financial statements.

CONCEPT HOLDING CORP.

Statements of Operations

For the Years Ended March 31, 2015 and 2014

	For the Years Ended March 31,
	2015	2014
REVENUES	$-	$-

OPERATING EXPENSES	9,437	345

LOSS FROM OPERATIONS	(9,437)	(345)

OTHER EXPENSE
Interest	(76)	-
Total Other Expense	(76)	-

NET LOSS BEFORE INCOME TAXES	(9,513)	(345)

INCOME TAXES
Provisions for Income Taxes	(100)	(141)
Total Income Taxes	(100)	(141)

NET LOSS	$(9,613)	$(486)

LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.01)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED	4,457,008	3,420,000

The accompanying notes are an integral part of these financial statements.

CONCEPT HOLDING CORP.

Statements of Stockholders' Deficit

For the Years Ended March 31, 2015 and 2014

			Paid in
			Capital in		Total
	Common Stock		Excess of	Accumulated	Stockholders'
	Shares	Amount	Par Value	Deficit	Deficit
Balance, March 31, 2013	3,420,000	$3,420	$344,117	$(349,677)	$(2,140)

Net loss for the year ended
March 31, 2014	-	-	-	(486)	(486)

Balance, March 31, 2014	3,420,000	3,420	344,117	(350,163)	(2,626)

Common stock issued for liabilities (Note 5)	3,263,000	3,263	-	-	3,263

Net loss for the year ended
March 31, 2015	-	-	-	(9,613)	(9,613)

Balance, March 31, 2015	6,683,000	$6,683	$344,117	$(359,776)	$(8,976)

The accompanying notes are an integral part of these financial statements.

CONCEPT HOLDING CORP.

Statements of Cash Flows

For the Years Ended March 31, 2015 and 2014

	For the Years Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(9,613)	$(486)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase in accounts payable	8,119	345
Increase (decrease) in accrued taxes, penalties and interest	(1,252)	141
Increase in related party accrued interest	76	-
Net Cash Used by Operating Activities	(2,670)	-

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in related party loans	7,690	-
Net Cash Provided by Financing Activities	7,690	-

NET INCREASE IN CASH	5,020	-

CASH AT BEGINNING OF YEAR	-	-

CASH AT END OF YEAR	$5,020	$-

SUPPLEMENTAL DISCLOSURES
Cash Paid For:
Interest and penalties	$-	$-
Income taxes	$900	$-

NON-CASH FINANCING ACTIVITIES
Stock Issued to Affiliate for Payment of Liabilities	$3,263	$-

The accompanying notes are an integral part of these financial statements.

CONCEPT HOLDING CORP.

Notes to the Financial Statements

March 31, 2015 and 2014

NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Concept Holding Corp. (the Company) was incorporated on May 20, 1980 under the laws of the State of Utah.  The Company originally operated under the name of Dayne Weiss and Associates, Inc. and performed landscaping and yard care services until March 31, 1982 at which time the Company’s management decided to use the remaining assets to liquidate all remaining liabilities. Amended articles were filed with the State of Utah on December 22, 1982 which changed the Company’s name to Merrymack Corporation, reduced the par value of the shares to $0.001 per share, and increased the authorized shares to 50,000,000.

The Company issued 825,000 shares of its common stock to McGovern Investments Limited for a 50% interest in Tremus Industries Limited which was subsequently sold back to McGovern Investments Limited in December 1986 for a $104,400 loss.

On January 4, 1990, the Company acquired all of the outstanding stock of Concept Technologies, Inc. (CTI) which then became a wholly owned subsidiary of the Company for 372,750 shares of its common stock.   CTI was dissolved in January 1991 and the name of Company was changed to Concept Technologies, Inc.

The Company declared a 200% stock dividend on February 28, 1983 and a 1-for-10 reverse split on January 4, 1990.

On December 8, 2014 the Company Restated and Amended its Articles of Incorporation increasing it capitalization to 100,000,000 shares of capital stock with 10,000,000 shares of preferred stock and 90,000,0000 shares of common stock, both with a par value of $.001 per share.

On December 19, 2014 the Company completed a change of domicile merger with Concept Holding Corp., a Nevada corporation which became the surviving entity and Concept Technologies, Inc., a Utah corporation ceased.

Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

a.

Accounting Method

The Company’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.  The Company has elected a March 31 year-end.

CONCEPT HOLDING CORP.

Notes to the Financial Statements

March 31, 2015 and 2014

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

b.

Basic and Diluted Income (Loss) Per Common Share

Basic and diluted net loss per common share has been calculated by dividing the net loss for the year by the basic and diluted weighted average number of shares outstanding.  There were 155,320 and 0 common stock equivalents as of March 31, 2015 and 2014, respectively, related to the convertible promissory notes. See Note 5. Those potentially dilutive common stock equivalents were excluded from the diluted loss per share calculation as they would be antidilutive due to the net loss.

c.

Income Taxes

The Company applies the provisions of Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 740 Income Taxes.  The Standard requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes as a valuation allowance has been established as realization of such deferred tax assets has not met the more likely-than-not threshold requirement.

The Company classifies tax-related penalties and net interest on income taxes as income tax expense. As of March 31, 2015 and 2014, income tax penalties and interest of $0 and $41 were incurred.

d.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

f.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company did not generate revenues from operations during the years ended March 31, 2015 or 2014.

CONCEPT HOLDING CORP.

Notes to the Financial Statements

March 31, 2015 and 2014

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g.

Recent Accounting Pronouncement

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that the following pronouncements may have a significant effect on its financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (“ASU No. 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard is effective for annual reporting periods beginning after December 15, 2016.  Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In June 2014, the FASB issued Accounting Standards Update No. 2014-10 (“ASU No. 2014-10”), which eliminated the definition of a Development Stage Entity and the related reporting requirements. ASU No. 2014-10 is effective for annual reporting periods beginning after December 15, 2014, with early adoption allowed.  The Company chose to adopt ASU No. 2014-10 early, effective in its financial statements for the year ended March 31, 2014.

In August 2014, the FASB issued ASU No. 2014-15 Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern. The update is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The impact on the Company’s financial statements of adopting ASU 2014-15 is currently being assessed by management.

The Company has evaluated all other recent accounting pronouncements and believes that none of them will have a significant effect on the Company’s financial statement.

NOTE 2 -   GOING CONCERN

The Company has suffered recurring losses and has minimal assets.  Related parties have been infusing capital to fund the Company’s minimum operating requirements. Management intends to continue using related party resources to keep the Company viable until it identifies operations or a merger candidate.  As shown in the accompanying financial statements, the Company incurred a net loss of $9,613 during the year ended March 31, 2015 and, as of that date; the Company’s current and total liabilities exceeded its current and total assets by $8,976.  The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

As of March 31, 2015, the Company had current liabilities $1,210 in excess of current assets.  The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives.  Management cannot make any assurances that such financing will be secured, and as such, there is a risk that operations may be curtailed in future periods.

CONCEPT HOLDING CORP.

Notes to the Financial Statements

March 31, 2015 and 2014

NOTE 3 – RELATED PARTY TRANSACTIONS

As of March 31, 2015 and 2014 the Company had notes payable to related parties with balances of $7,766 and $-0-, respectively. The balances owed to the related parties as of March 31, 2015 of $7,766 consists of $7,690 principal and $76 accrued interest.  The two notes each bear interest at 10% and are due February 23, 2017 and are convertible into common shares at the greater of $.05 per share or any public offering, at the election of the Company and holder.  The each of the holders agreed to loan the Company up to $10,000 as a letter of credit.

NOTE 4– INCOME TAXES

The Company has net operating losses for income tax reporting purposes of $21,657 for the year ended March 31, 2015 and $12,431 for the year ended March 31, 2014 that may be used to offset against future taxable income through 2034.    No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater change the carryforwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

The deferred tax assets as of March 31, 2015 and March 31, 2014 consisted of the following:

	March 31, 2015	March 31, 2014

NOL Carryover	$8,078	$4,637
Valuation Allowance	(8,078)	(4,637)

Net deferred tax asset	$0	$0

Tax expense consists of the minimum state tax paid to the State of Utah of $100 for the tax year ended March 31, 2015 and March 31, 2014.

The income tax provision differs from the amount of income tax determined by applying the blended U.S. federal income tax and Utah state tax rate of 37.30% to pretax income from continuing operations for the years ended March 31, 2015 and 2014 due to the following:

	March 31, 2015	March 31, 2014

Expected provision (based on statutory rate)	$(3,268)	$(165)
Effect of:
Increase in valuation allowance	3,441	182
Expected state taxes, net of federal benefit	(317)	(16)
Non-deductible expenses	-	-
Non-deductible transaction fees	-	-
Other, net	244	99
Actual Provision/(Benefit)	$100	$100

The valuation allowance increased by $182 during year ended March 31, 2014 and $3,441 during year ended March 31, 2015.

CONCEPT HOLDING CORP.

Notes to the Financial Statements

March 31, 2015 and 2014

NOTE 4– INCOME TAXES (continued)

Uncertain Tax Positions

The Company has evaluated its uncertain tax positions and determined that any required adjustments would not have a material impact on the Company's balance sheet, income statement, or statement of cash flows. All years prior to 2012 are closed by expiration of the statute of limitations.   The years ended March 31, 2012, 2013 and 2014 are open for examination.

NOTE 5 – STOCK ISSUANCE

On December 16, 2014 the Company issued 3,263,000 shares of common stock to Clearline Ventures, LLC, a Utah Limited Liability Corporation, controlled by Thomas Howells, our President and Director.  The shares were issued at par value of $0.001 per share for $3,263 of expenses paid on behalf of the Company.

NOTE 6 – SUBSEQUENT EVENTS

For purposes of these financial statements and all disclosures, subsequent events were evaluated through September 10, 2015, which is the date the financial statements were available to be issued.